UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2009

OYCO, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-114995

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

206 – 475 Howe Street, Vancouver, B.C. Canada V6C 2B3

(Address of principal executive offices and Zip Code)

604.685.2300

(Registrant's telephone number, including area code)

Texola Energy Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 11, 2009, we completed a merger with our subsidiary, Oyco, Inc., a Nevada corporation. As a result, we have changed our name from “Texola Energy Corporation” to “Oyco, Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective May 11, 2009, we effected a one (1) for two hundred (200) reverse stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has decreased from 750,000,000 shares of common stock with a par value of $0.001 to 3,750,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has decreased from 31,413,333 shares of common stock to 157,067 shares of common stock.

Item 7.01.     Regulation FD Disclosure

The name change and forward stock split became effective with FINRA’s Over-the-Counter Bulletin Board at the opening for trading on May 11, 2009 under the new stock symbol “OYCO”. Our new CUSIP number is 69208P 109.

Item 9.01.	Financial Statements and Exhibits.

3.1           Articles of Merger filed with the Secretary of State of Nevada on May 7, 2009 and which is effective May 11, 2009.

3.2          Certificate of Change filed with the Secretary of State of Nevada on May 7, 2009 and which is effective May 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYCO, INC.

By:	/s/ Rhonda Stevenson
Name:	Rhonda Stevenson
Title:	President, Secretary and Treasurer
Dated:	May 12, 2009

CW2572489.1